                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

       / /      Preliminary Proxy Statement

       / /      Confidential,  for Use of the  Commission  Only (as permitted by
                Rule 14a-6(e)(2))

       /X/      Definitive Proxy Statement

       / /      Definitive Additional Materials

       / /      Soliciting Material Under Rule 14a-12

                             COMPUTER HORIZONS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II L.P., SERIES R
                          CRESCENDO INVESTMENTS II, LLC
                                 ERIC ROSENFELD
                         F. ANNETTE SCOTT FLORIDA TRUST
                         RICHARD L. SCOTT FLORIDA TRUST
                     SCOTT FAMILY FLORIDA PARTNERSHIP TRUST
                       RICHARD L. SCOTT INVESTMENTS, LLC
                                RICHARD L. SCOTT
                                STEPHEN T. BRAUN
                                 KARL L. MEYER
                               ROBERT F. WALTERS
                                 FRANK J. TANKI
                                WILLEM VAN RIJN
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE
--------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     / /    Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)    Total fee paid:

--------------------------------------------------------------------------------

     / /    Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     / /    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

--------------------------------------------------------------------------------

     (2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)    Filing Party:

--------------------------------------------------------------------------------

     (4)    Date Filed:

                                      -2-

                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE

                               September 15, 2005

Fellow Shareholders:

            The  members of The  Computer  Horizons  Full Value  Committee  (the
"Committee") are significant shareholders of Computer Horizons Corp., a New York corporation  ("Computer  Horizons" or the  "Company").  The  Committee  does not believe  that the current  Board of  Directors  of the Company is acting in your best interests.  The Committee is therefore  seeking your support at the special meeting of shareholders,  called by the Company at the request of the Committee, scheduled to be held at the Hanover  Marriott  located at 1401 State Highway No.
10, Whippany, New Jersey on October 11, 2005, at 11:00 A.M. (local time) for the purpose of removing all the  existing  directors  serving on Computer  Horizons'
Board of Directors at the time of the special meeting,  without cause,  reducing the size of the  Computer  Horizons  Board to five  directors  and  electing the
Committee's slate of director nominees to replace the removed directors.

            The  Committee  urges  you to  carefully  consider  the  information contained  in the  attached  Proxy  Statement  and then  support  its efforts by signing,  dating and returning the enclosed BLUE proxy card today.  The attached
Proxy  Statement and the enclosed  BLUE proxy card are first being  furnished to the  shareholders  on or about  September  15, 2005.  If you have already  voted against the proposals described in the Proxy Statement,  you have every right to change your votes by signing, dating and returning a later dated proxy.

            If you have any questions or require any assistance  with your vote, please contact MacKenzie Partners, Inc., which is assisting us, at their address and toll-free numbers listed on the following page.

                                      Thank you for your support,

                                      Eric Rosenfeld
                                      The Computer Horizons Full Value Committee

--------------------------------------------------------------------------------

  IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR BLUE PROXY CARD,
    OR NEED ADDITIONAL COPIES OF THE COMMITTEE'S PROXY MATERIALS, PLEASE CALL
              MACKENZIE PARTNERS AT THE PHONE NUMBERS LISTED BELOW.

                                    MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                          (212) 929-5500 (Call Collect)
                                       or
                            TOLL-FREE (800) 322-2885
--------------------------------------------------------------------------------

                                      -2-

                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                             COMPUTER HORIZONS CORP.
                            -------------------------

                                 PROXY STATEMENT
                                       OF
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE

                            -------------------------

          PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

            The  members of The  Computer  Horizons  Full Value  Committee  (the
"Committee") are significant  shareholders of Computer Horizons Corp. ("Computer
Horizons" or the  "Company").  The  Committee  does not believe that the current
Board of Directors  of Computer  Horizons  (the  "Computer  Horizons  Board") is
acting in the best  interests of the  shareholders.  The  Committee is therefore seeking  your  support at the  special  meeting of  shareholders  (the  "Special
Meeting"),  called by the Company at the request of the Committee,  scheduled to be held at the Hanover  Marriott located at 1401 State Highway No. 10, Whippany,
New Jersey on October 11, 2005, at 11:00 A.M. (local time) for the following:

            1.   To  remove  all the  existing  directors  serving  on  Computer
                 Horizons' Board of Directors without cause,

            2.   To fix the  number of members of  Computer  Horizons'  Board of
                 Directors at five, and

            3.   To elect  the  Committee's  slate of  director  nominees,  Eric
                 Rosenfeld, Karl L. Meyer, Robert F. Walters, Frank J. Tanki and
                 Willem van Rijn (the "Nominees").

            THE EFFECTIVENESS OF EACH OF THE ABOVE PROPOSALS IS CONDITIONED UPON
THE EFFECTIVENESS OF THE OTHER PROPOSALS.

            As of September 15, 2005, the  approximate  date on which this Proxy
Statement is being mailed to shareholders, the members of the Committee were the beneficial  owners of an aggregate  of  3,226,600  shares of common stock of the
Company,  which  currently  represent  approximately  10.3%  of the  issued  and outstanding  common stock,  all of which are entitled to be voted at the Special
Meeting.  The  Committee  is composed of  Crescendo  Partners II L.P.,  Series R
("Crescendo Partners"), Crescendo Investments II, LLC ("Crescendo Investments"),
Eric Rosenfeld,  F. Annette Scott Florida Trust ("FAS Trust"),  Richard L. Scott
Florida Trust ("RLS  Trust"),  Scott Family Florida  Partnership  Trust ("Family
Trust"),  Richard L. Scott,  Investments,  LLC ("RLS  Investments"),  Richard L.
Scott,  Stephen T. Braun, Karl L. Meyer,  Robert F. Walters,  Frank J. Tanki and

Willem van Rijn.  Each of these  individuals and entities are members of a group formed in connection with this proxy solicitation and are deemed participants in this  proxy  solicitation.  See  "Other  Participant  Information."  This  Proxy
Statement  and the BLUE  proxy  card  are  first  being  furnished  to  Computer
Horizons' shareholders on or about September 15, 2005.

                                      -2-

            Computer   Horizons   has  set  the  record  date  for   determining
shareholders  entitled  to  notice  of and to vote  at the  Special  Meeting  as
September  12, 2005 (the "Record  Date").  The mailing  address of the principal executive offices of Computer Horizons are located at 49 Old Bloomfield  Avenue,
Mountain Lakes,  New Jersey  07046-1495.  Shareholders of record at the close of business on the Record  Date will be  entitled  to vote at the Special  Meeting.
According to Computer  Horizons,  as of the Record Date,  there were  31,427,849 shares of common stock, $.10 par value per share (the "Shares"), outstanding and entitled to vote at the Special Meeting.  The participants in this  solicitation intend to vote all of their Shares FOR the proposals described herein.

THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF
THE REMOVAL AND  REPLACEMENT OF THE DIRECTORS  SERVING ON THE COMPUTER  HORIZONS
BOARD AT THE TIME OF THE SPECIAL MEETING AND THE FIXING OF THE COMPUTER HORIZONS
BOARD AT FIVE DIRECTORS AS DESCRIBED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPUTER HORIZONS  MANAGEMENT
TO THE  COMPUTER  HORIZONS  BOARD,  YOU MAY  REVOKE  THAT PROXY AND VOTE FOR THE
REMOVAL AND REPLACEMENT OF THE DIRECTORS  SERVING ON THE COMPUTER HORIZONS BOARD
AT THE TIME OF THE  SPECIAL  MEETING AS  DESCRIBED  IN THIS PROXY  STATEMENT  BY
SIGNING,  DATING AND RETURNING  THE ENCLOSED  BLUE PROXY CARD.  THE LATEST DATED
PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO
THE SPECIAL  MEETING BY  DELIVERING A WRITTEN  NOTICE OF  REVOCATION  OR A LATER
DATED PROXY FOR THE SPECIAL  MEETING TO THE COMMITTEE,  C/O MACKENZIE  PARTNERS,
INC.  WHICH IS ASSISTING IN THIS  SOLICITATION,  OR TO THE SECRETARY OF COMPUTER
HORIZONS, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                      -3-

                                    IMPORTANT

            YOUR  VOTE IS  IMPORTANT,  NO MATTER  HOW FEW  SHARES  YOU OWN.  THE
COMMITTEE URGES YOU TO SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY
TO VOTE FOR THE REMOVAL AND REPLACEMENT OF THE DIRECTORS SERVING ON THE
COMPUTER HORIZONS BOARD AT THE TIME OF THE SPECIAL MEETING.

      o     If your Shares are registered in your own name, please sign and date the  enclosed  BLUE proxy card and return it to the  Committee,  c/o
            MacKenzie Partners, Inc., in the enclosed envelope today.

      o     If any of your  Shares  are  held in the name of a  brokerage  firm, bank, bank nominee or other  institution on the Record Date, only it can  vote  such  Shares  and  only  upon  receipt  of your  specific instructions. Accordingly, please contact the person responsible for your account and instruct  that person to execute on your behalf the
            BLUE  proxy  card.   The   Committee   urges  you  to  confirm  your
            instructions  in writing to the person  responsible for your account and to provide a copy of such  instructions  to the  Committee,  c/o
            MacKenzie Partners, Inc., who is assisting in this solicitation,  at the address and telephone  numbers set forth below,  and on the back cover  of this  Proxy  Statement,  so that  we may be  aware  of all instructions  and can attempt to ensure that such  instructions  are followed.

                 If you have any questions regarding your proxy,
             or need assistance in voting your Shares, please call:

                                    MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                          (212) 929-5500 (Call Collect)
                                       or
                            TOLL-FREE (800) 322-2885

                                      -4-

                           BACKGROUND TO SOLICITATION

            The members of the Committee are currently the beneficial  owners of an aggregate of 3,226,600 Shares, representing approximately 10.3% of the issued and outstanding common stock. As significant  shareholders of Computer Horizons, we have one goal - to maximize the value of the Shares for all shareholders. Our recent  efforts to maximize  shareholder  value is  summarized  in the following chronology of events leading up to this proxy solicitation:

COMPUTER HORIZONS / ANALYSTS MERGER

            On April 12, 2005,  Computer  Horizons  and  Analysts  International
Corporation  ("Analysts")  entered  into an  Agreement  and Plan of Merger  (the
"Merger Agreement") pursuant to which Analysts would merge with JV Merger Corp., a  wholly-owned  subsidiary  of Computer  Horizons,  and Analysts  would thereby become a wholly-owned  subsidiary of Computer  Horizons (the  "Merger").  If the
Merger was  completed,  shareholders  of Analysts  would  receive 1.15 Shares of
Computer Horizons for each share of Analysts common stock that they owned on the
date  that  the  Merger  was  completed.   Analysts   shareholders   would  hold
approximately 48% and Computer Horizons  shareholders  would hold  approximately
52% of the  outstanding  Shares of Computer  Horizons  common stock  immediately after the Merger,  exclusive  of  outstanding  Computer  Horizons  and  Analysts options to purchase shares of Computer Horizons common stock and Analysts common stock,  respectively.  The  foregoing  description  of the  Merger  is  based on information  contained  in the Merger  Agreement  which is attached to the Joint
Proxy Statement / Prospectus on Form S-4 of Computer Horizons and Analysts filed on August 4, 2005 in  connection  with the  proposed  Merger (the "Form S-4") as well as other information concerning the Merger set forth in the Form S-4.

FORMATION OF THE COMMITTEE

            On July 22, 2005, Crescendo Partners,  Crescendo  Investments,  Eric
Rosenfeld,  FAS Trust, RLS Trust, Family Trust,  Richard L. Scott and Stephen T.
Braun formed the Committee (the Nominees and RLS Investments subsequently joined the  Committee  on August 18,  2005) for the  purpose of  soliciting  proxies in opposition  to Computer  Horizons'  proposals  in  connection  with the proposed
Merger  contained  in the Form S-4 as well as in  connection  with the  proposed calling of a special  meeting of  shareholders  to remove up to all the existing directors  serving on the Computer  Horizons  Board and replacing  them with the
Committee's  slate of director  nominees,  and voting in favor of and soliciting proxies in favor of such  proposals.  The  Committee  filed a  definitive  proxy statement  (the  "Merger  Proxy  Statement")  with the SEC in  order to  solicit proxies in opposition  to Computer  Horizons'  proposals in connection  with the
Merger  that  was  voted  upon  by the  shareholders  at a  special  meeting  of shareholders held on September 2, 2005.

THE COMMITTEE'S REQUESTS TO THE COMPANY FOR SHAREHOLDERS LIST

            On July 22, 2005, in connection with soliciting  proxies against the
Merger,  Crescendo Partners delivered a letter to Computer Horizons requesting a complete list of the Company's shareholders and other corporate records in order to allow  the  members  of the  Committee  to  communicate  with  the  Company's shareholders  regarding the Company's  proposals in connection with the proposed
Merger.

                                      -5-

            On July 28, 2005,  Computer Horizons delivered a letter to Crescendo
Partners  denying  the  request for the  shareholders  list and other  corporate records of the  Company  based on its  professed  belief that the demand did not comply with  applicable  New York State law.  The  Committee  believes  that the demand fully complied with applicable New York State law.  However,  in order to move forward the process without further delay,  Crescendo Partners delivered to
Computer Horizons a revised demand that was ultimately accepted by the Company.

THE COMMITTEE'S REQUESTS TO THE COMPANY FOR SPECIAL MEETING

            On July 26, 2005,  certain  members of the  Committee  caused Cede &
Co., the record  holder of a majority of the Shares  beneficially  owned by such members,  to deliver  letters to Computer  Horizons  requesting that the Company call a special  meeting of  shareholders  for the  purpose of  removing  all the existing  directors  serving on the Computer  Horizons  Board and replacing them with the Committee's slate of director nominees.

            On July 29, 2005, counsel to Computer Horizons delivered a letter to counsel to the  Committee  denying the  request to call the  special  meeting of shareholders  based on its professed  belief that the demand did not comply with the Company's  By-Laws.  The Committee  believes that the demand fully  complied with the applicable  By-Law  provisions.  However,  in order to move the process forward  without  further  delay,  the  members of the  Committee  delivered  to
Computer Horizons a new demand. While Computer Horizons did not respond directly to the Committee  acknowledging  that this second  demand was accepted, Computer
Horizons stated in its Form S-4 that the second demand was proper.

            On August  12,  2005,  the  general  counsel  of  Computer  Horizons delivered a letter to the  Committee  acknowledging  receipt of the  Committee's second  request  to call the  special  meeting  and that  the  meeting  has been requested  in  accordance  with  Computer  Horizons'  By-Laws.  The letter  also requested certain additional information and agreements. The Committee's counsel responded,  requesting that Computer  Horizons announce the record date required to be set by the Company's By-Laws. Although the Committee does not believe that there are any  applicable  statutory  provisions,  case law or provisions in the
Company's organizational documents that require the Committee to comply with the requests in Computer  Horizons'  August 12,  2005 letter to the  Committee,  the
Committee,  in the interest of proceeding  forward,  agreed to provide  Computer
Horizons with information  regarding each Nominee,  all of which  information is contained herein.

            The Special Meeting was originally scheduled for September 22, 2005.
On September  9, 2005,  the  Committee  and  Computer  Horizons  entered into an agreement to postpone the date of the Special Meeting to October 11, 2005.

CRESCENDO PARTNERS FILES LAWSUIT AGAINST COMPUTER HORIZONS

            On August 23, 2005,  Crescendo  Partners  commenced an action in the
Supreme  Court of the State of New York,  County of New York,  which asserts two claims against Computer Horizons. The first claim seeks an order from the Court, pursuant to New York's  Business  Corporation  Law,  declaring that the proposed
Merger  transaction  between Computer Horizons and Analysts requires approval by

                                      -6-

the affirmative vote of two-thirds of Computer  Horizons' Shares  outstanding in order for the transaction to be  consummated.  The second claim for relief seeks an order from the Court requiring Computer Horizons to set a record date for the
Special  Meeting and ordering such meeting to be held September 22, 2005, at the offices of Olshan  Grundman  Frome  Rosenzweig & Wolosky,  LLP,  located at 2001
Route 46, Suite 2002,  Parsippany,  New Jersey 07054.  Also, on August 23, 2005,
Crescendo  Partners  filed a  motion,  by Order to Show  Cause,  with the  Court seeking to enjoin  Computer  Horizons from taking any action after the September
2, 2005 special  meeting of shareholders to consummate the proposed Merger until it  complies  with New York's  Business  Corporation  Law and seeking to require
Computer  Horizons to set a record date for the Special  Meeting and confirm and announce such record date and the date, time and place of the Special Meeting.

            On August 24, 2005,  Computer Horizons confirmed the record date for the Special  Meeting and announced such record date and the date, time and place of the Special Meeting. As a result, that portion of Crescendo Partners' lawsuit and motion was rendered moot.

            On August 31, 2005,  Judge Bernard  Fried,  a justice of the Supreme
Court of the State of New York,  County of New York, heard argument on Crescendo
Partners'  motion  seeking to enjoin  Computer  Horizons  from taking any action after the September 2, 2005 special  meeting of  shareholders  to consummate the proposed  Merger  with  Analysts  until it  complies  with New  York's  Business
Corporation Law. Following  argument,  Judge Fried reserved rendering a decision on the motion. On September 7, 2005, Crescendo Partners discontinued the lawsuit as a result of the vote at the special meeting of shareholders held on September
2, 2005, and the Court did not render a decision.

RESULTS OF SEPTEMBER 2 SPECIAL MEETING

            At the special meeting of shareholders  held on September 2, 2005, a majority  of the  shareholders  of  Computer  Horizons  rejected  the  proposals concerning  the Share issuance and other matters  asssociated  with the proposed
Merger with Analysts.

                                      -7-

                                 PROPOSAL NO. 1

                    REMOVAL OF EXISTING DIRECTORS SERVING ON
                             COMPUTER HORIZONS BOARD

            According to the By-Laws of Computer Horizons,  the shareholders may remove any director  with or without  cause and fill the vacancy in the Computer
Horizons Board thus created. We are seeking to remove all the existing directors serving  on the  Computer  Horizons  Board  at the time of the  Special  meeting without cause.

            The Computer  Horizons Board is currently  composed of six directors as set forth below, each of whom will be removed if Proposal 1 is approved:

NAME                                             CURRENT POSITION

Earl L. Mason                            Chairman of the Board, Director
William J. Murphy                President and Chief Executive Officer, Director
William M. Duncan                                    Director
Eric P. Edelstein                                    Director
William M. Marino                                    Director
Edward Obuchowski                                    Director

                                      -8-

                     REASONS FOR REMOVING EXISTING DIRECTORS

            The Committee does not believe the current  directors serving on the
Computer Horizons Board are acting in the best interests of the shareholders for several reasons. First, we believe the proposed Merger with Analysts recommended by the Computer Horizons Board would have significantly deteriorated shareholder value.  For this reason,  on July 22, 2005, the Committee filed the Merger Proxy
Statement with the SEC to solicit  proxies in opposition to the Merger.  Second, the Committee is extremely  disappointed with Computer  Horizons'  financial and
Share price  performance  over the past few years, as well as with an accounting error that was  disclosed  in October  2004.  Next,  we believe that the lack of
significant   actual  ownership  of  Shares  by  management  may  contribute  to management's lack of commitment to improving  Computer  Horizons'  financial and
Share  price  performance.  Accordingly,  it is  the  present  intention  of the
Committee  to proceed  with the Special  Meeting and the removal of the existing directors and their replacement with the Committee's slate of Nominees.

ILL-ADVISED PROPOSED MERGER WITH ANALYSTS
            We do not  believe  the  Computer  Horizons  Board acted in the best interests of the  shareholders by seeking  shareholder  approval of the proposed
Merger with Analysts.  Thus, the Committee  filed the Merger Proxy  Statement to solicit proxies in opposition to the proposed Merger. The following is a summary of the Committee's  reasons why we believed the shareholders should vote against the proposed  Merger.  You should refer to the Merger Proxy Statement for a more detailed  description on why we did not believe the shareholders  should approve the proposed Merger.

      o     WE BELIEVE THE EXCHANGE RATIO UNDER THE PROPOSED  MERGER WAS SET TOO
            HIGH.  Under  the  terms of the  proposed  Merger,  shareholders  of
            Analysts  would  receive  1.15 Shares of Computer  Horizons for each share of Analysts  common stock that they owned on the date that the
            Merger  was  completed,  resulting  in the total  issuance  of up to
            31,905,227 Shares to Analysts shareholders.  We believe the exchange ratio was set too high.

      o     WE BELIEVE  COMPUTER  HORIZONS WAS USING AN UNDERVALUED  CURRENCY TO
            ACQUIRE ANALYSTS.  We believe Computer Horizons' equity is currently undervalued. Computer Horizons' financial advisor determined a range for the implied per Share value of Computer Horizons common stock of
            $4.66 to $6.52 as part of a discounted  cash flow  analysis,  one of many valuation metrics applied by the Company's financial advisor.

      o     WE BELIEVE THE PROPOSED MERGER WOULD DILUTE COMPUTER  HORIZONS' MOST
            PROFITABLE  AND  PROMISING  BUSINESS  SEGMENTS.  We believe that the
            Chimes  and  Federal  business   segments  are  the  Company's  most

                                      -9-

            attractive assets. Since existing  shareholders of Computer Horizons would  own  approximately  50% of the  surviving  company  after the
            Merger and Analysts' business is principally  comprised of staffing,
            THE   MERGER   WOULD   HAVE  THE  EFFECT  OF  CUTTING  IN  HALF  THE
            SHAREHOLDERS'  OWNERSHIP INTEREST IN THE CHIMES AND FEDERAL BUSINESS
            SEGMENTS.

      o     THE PROPOSED MERGER  REPRESENTED A SIGNIFICANT CHANGE IN STRATEGY BY
            THE  COMPUTER  HORIZONS  BOARD  WHICH  WE DID NOT  BELIEVE  HAD BEEN
            JUSTIFIED TO THE SHAREHOLDERS.  Prior to the Merger discussions with
            Analysts,  management  of  Computer  Horizons  repeatedly  discussed
            during  conference  calls  the  Company's   three-year  strategy  of
            entering into the higher margin  solutions  business and growing the
            Chimes  and  Federal   business   segments.   The  proposed   Merger
            represented a significant  and sudden change in this strategic plan.
            THE PROPOSED MERGER DEPARTED FROM THE COMPANY'S PREVIOUSLY ANNOUNCED
            STRATEGY OF FOCUSING ON THE  HIGH-END  SOLUTIONS  BUSINESS,  SINCE A
            MAJORITY OF ANALYSTS'  BUSINESS IS COMPRISED OF STAFFING.  WE DO NOT
            BELIEVE  THIS CHANGE WAS IN THE BEST  INTEREST OF COMPUTER  HORIZONS
            SHAREHOLDERS.

      o     WE  BELIEVE  THE  COMBINED,   DIRECT  TRANSACTION  COSTS  OF  UP  TO
            APPROXIMATELY  $14.4 MILLION,  NOT INCLUDING THE ISSUANCE OF 377,000
            SHARES OF ANALYSTS  RESTRICTED STOCK,  ANTICIPATED TO BE INCURRED TO
            EFFECT  THE  PROPOSED  MERGER  WAS  EXCESSIVE.   We  believe  up  to
            approximately  $14.4 million in transaction costs, not including the issuance of 377,000 shares of Analysts  restricted stock to Analysts employees, Computer Horizons anticipated would be incurred to effect the proposed  Merger should have been viewed as part of the purchase price in any analysis of the Merger.

      o     WE  BELIEVE  THERE  WERE   POTENTIALLY   MORE  FAVORABLE   STRATEGIC
            OPPORTUNITIES  FOR COMPUTER HORIZONS THAN THE PROPOSED MERGER. We do
            not believe Computer Horizons  seriously  considered other potential alternative  merger  partners  or other  opportunities  to  maximize shareholder value.  According to the Form S-4, Computer Horizons had been meeting with representatives from Analysts for two months prior to the engagement of Citigroup  Global  Markets Inc.  ("Citigroup"),
            the Company's financial advisor.  According to the Form S-4, between mid-February  and  March  1,  2005,  a  representative  of  Computer
            Horizons tasked  Citigroup with  evaluating the technology  services industry and potential combination candidates for Computer Horizons.
            On March 1, 2005,  a  representative  of Computer  Horizons met with
            Citigroup  to  specifically  discuss a  potential  combination  with
            Analysts.  Then, on March 6, 2005, a special meeting of the Computer
            Horizons Board was convened at the offices of Citigroup specifically
            for  the  purpose  of  discussing  the  potential   combination  and
            Citigroup  presented to the Computer  Horizons  Board a  preliminary analysis of  structural  and  valuation  considerations  relevant in connection  with a potential  combination  of Computer  Horizons and
            Analysts.  Although the Form S-4 then states that representatives of
            Citigroup and the Board further  discussed 22 potential  alternative merger partners for Computer Horizons,  there is no disclosure about whether  any of  them  were  contacted  by  Citigroup,  whether  any potential alternative merger partners expressed interest in Computer
            Horizons or requested information on Computer Horizons,  and whether or not Citigroup  believed any alternative merger partners were more favorable than Analysts. Based on the disclosure in the Form S-4, we question whether Computer Horizons or Citigroup  actively  solicited potential alternative merger partners. We believe the Merger was not in the best  interests  of the  Company's  shareholders  and that an investment  banking  firm  should be hired by the Company to explore strategic alternatives.  WE BELIEVE THAT THE HIRING OF AN INVESTMENT
            BANKING  FIRM  WITH  A  MANDATE  TO  FULLY   EXPLORE  ALL  STRATEGIC
            ALTERNATIVES  TO MAXIMIZE  SHAREHOLDER  VALUE  COULD  RESULT IN MORE
            FAVORABLE OPPORTUNITIES TO ENHANCE SHAREHOLDER VALUE.

            We believe  Computer  Horizons  should retain an investment  banking firm to assist in the review of all available strategic alternatives to maximize shareholder  value including,  but not limited to, selling the entire company by means of a merger, tender offer or otherwise to the highest bidder, divesting or spinning-off  all  the  assets  of  the  Company  on a tax  efficient  basis  or continuing  to operate the Company and  divesting or  spinning-off  its non-core assets.  At the same time,  we believe the Company  should seek to maximize  its profitability by cutting costs, pursuing internal growth and/or using its excess cash to repurchase its undervalued Shares.

POOR FINANCIAL PERFORMANCE AND ACCOUNTING ERROR

            We believe Computer Horizons' dismal financial  performance over the past several years  demonstrates the Computer Horizons Board's failure to create value for its shareholders. We are most troubled by Computer Horizons' inability to turn  annual  profits  during  each of the past five  years.  As set forth in greater detail in the following  table,  based on the Computer  Horizons' public filings,  the Company has  sustained an aggregate  net loss of over $150 million from  2000 to 2004.  We  believe  the  Computer  Horizons  Board  should be held accountable for these continued losses.

                                      -10-

                    2000             2001            2002            2003            2004
                    ----             ----            ----            ----            ----
NET LOSS ($)    (57,827,000)     (14,450,000)    (38,036,000)    (17,155,000)    (25,172,000)

            In October 2004,  Computer  Horizons  first  disclosed an accounting error  pertaining to the incorrect  adjustment of consulting  costs  relating to intercompany  transactions  between  the Company  and its  Canadian  subsidiary.
According  to  Computer   Horizons'   public  filings,   this  error  caused  an
understatement  of consultant costs,  aggregating  approximately $5 million on a pre-tax basis, in the Company's  consolidated income statements since the second quarter of 2003 and the Company's  operating  results  during the five quarterly periods  beginning  with the second  quarter ended June 30, 2003 and ending with the second quarter ended June 30, 2004 were overstated by an aggregate amount of approximately  $3.3  million,  net of tax,  or $0.11 per share.  We believe  the
Computer  Horizons  Board  should also be held  accountable  for the  accounting error.

DISMAL SHARE PRICE PERFORMANCE

            Management's   proxy   statement   for  the  Special   Meeting  (the
"Management  Proxy  Statement")  contains a performance  graph that compares the
Company's Share price performance to that of its peers during the past five full fiscal years,  as required by applicable  law. As illustrated in the performance table,  DURING  THE  PERIOD  FROM  JANUARY  1, 1999 TO  DECEMBER  31,  2004,  AN
INVESTMENT  IN COMPUTER  HORIZONS  WOULD HAVE LOST A STUNNING  76% OF ITS VALUE.
Below are the  year-by-year  price ranges of the Shares  since the  beginning of
1999:

      o     January 4, 1999 - December 31, 1999:  $26.38 - $16.19

      o     January 3, 2000 - December 29, 2000:  $15.13 - $ 2.44

      o     January 2, 2001 - December 31, 2001:  $ 2.31 - $ 3.21

      o     January 2, 2002 - December 31, 2002:  $ 3.62 - $ 3.27

      o     January 2, 2003 - December 31, 2003:  $ 3.44 - $ 3.92

      o     January 2, 2004 - December 31, 2004:  $ 3.99 - $ 3.81

      o     January 3, 2005 - September 12, 2005: $ 3.68 - $ 4.15

            As the holders of  3,226,600  Shares,  the members of the  Committee find this performance unacceptable.

LACK OF MANAGEMENT AND DIRECTOR OWNERSHIP OF SHARES

            As the beneficial  owners of an aggregate of 3,226,600  Shares,  the members  of the  Committee  have a  significant  investment  at stake.  Although
Messrs.  Meyer,  Walters,  Tanki and van Rijn do not own any Shares of  Computer
Horizons,  in agreeing to serve as Nominees  they are  committed  to  exercising their fiduciary duties in serving as directors if elected.  Mr. Rosenfeld is the beneficial  holder of the 2,401,600 Shares held by Crescendo  Partners by virtue of his power to vote and dispose of such  Shares.  As of September 12, 2005, the members of the Computer  Horizons Board and management  collectively  owned less than 1% of the Shares outright, based on information contained in the Management
Proxy Statement. We believe that the lack of significant actual ownership of the
Shares by the Computer  Horizons  Board and  management  may  contribute  to the
Computer  Horizons Board's and management's lack of commitment to maximizing the value of the  Shares.  Additionally,  we  believe  that the lack of  significant actual ownership of the Shares by the Computer Horizons Board and management may result in actions  taken by  Computer  Horizons  that are not always in the best interests  of the greater  majority of  unaffiliated  shareholders,  such as the proposed  Merger.  The table set forth  below,  which has been  derived from the
Management Proxy Statement,  contains information regarding the actual ownership

                                      -11-

of the Shares by the Computer  Horizons Board and management.  Reference is made to Schedule II of this Proxy  Statement  which  contains  information  regarding beneficial  ownership of the Computer  Horizons Board and  management  which has also been derived from the Management  Proxy  Statement.  Since the Committee is
not currently seeking to replace management, even if the Committee is successful removing and  replacing  the  Computer  Horizons  Board,  this will not have any effect on management's ownership stake in the Company.

                                       Shares                           Shares of Common       Percent
                                       Owned           Percent of       Stock Beneficially        of
Name                                  Outright         Class (1)            Owned (2)          Class (1)
----                                  --------         ---------            ---------          ---------

William J. Murphy                      37,609             *                 241,476               *
Michael J. Shea                        13,656             *                 144,948               *
John E. Ferdinandi                          0             *                   1,667               *
William M. Duncan                       5,000             *                  75,000               *
Earl L. Mason                          40,000             *                 100,000               *
William J. Marino                       7,200             *                  47,200               *
Eric P. Edelstein                       5,000             *                  25,000               *
Edward J. Obuchowski                    5,000             *                  25,000               *
Directors and Executive Officers
as a Group                            113,465             *                 660,291              2.07%

------------------
*   Less than 1%

(1)         Based on 31,427,849 outstanding Shares as of the Record Date.

(2)         Includes  Shares  issuable  upon exercise of options to purchase the
            Company's common stock as follows:  Mr. Murphy,  203,867;  Mr. Shea,
            131,292;  Mr.  Ferdinandi,  1,667;  Mr. Duncan,  70,000;  Mr. Mason,
            60,000; Mr. Marino,  40,000; Mr. Edelstein,  20,000; Mr. Obuchowski,
            20,000;  and  all  directors  and  executive  officers  as a  group,
            546,826.

            THE  COMMITTEE  URGES YOU TO VOTE FOR ITS PROPOSAL TO REMOVE ALL THE
EXISTING  DIRECTORS  SERVING ON THE COMPUTER HORIZONS BOARD ON THE ENCLOSED BLUE
PROXY CARD.

                                      -12-

                                 PROPOSAL NO. 2

                   PROPOSAL TO FIX NUMBER OF DIRECTORS AT FIVE

            The  By-Laws of the  Company  provide  that the number of  directors constituting the Computer Horizons Board shall not be less than three, except if all of the Shares of the  Company are owned  beneficially  and of record by less than three shareholders, the number of directors may then be less than three but not less than the  number of  shareholders.  Subject  to such  limitations,  the number of directors may be fixed and from time to time increased or decreased by action of a majority of the Computer Horizons Board or by the shareholders,  but no decrease shall shorten the term of any incumbent  director.  If not otherwise fixed by the Computer  Horizons Board or  shareholders,  the number of directors shall be  three.  The  Computer  Horizons  Board is  currently  composed  of six directors.

            Assuming the existing members of the Computer  Horizons Board at the time of the  Special  Meeting  are removed in  accordance  with  Proposal 1, the
Committee  would like to ensure that if its five director  nominees are elected, they will constitute the entire board.  Accordingly,  you are being asked to fix the number of directors serving on the Computer Horizons Board at five.

            THE  COMMITTEE  URGES YOU TO VOTE FOR ITS PROPOSAL TO FIX THE NUMBER
OF DIRECTORS SERVING ON THE COMPUTER HORIZONS BOARD AT FIVE ON THE ENCLOSED BLUE
PROXY CARD.

                                 PROPOSAL NO. 3

                         PROPOSAL TO ELECT THE NOMINEES

            The Computer Horizons Board is currently  composed of six directors.
The Committee has nominated five Nominees who, if elected,  will  constitute the entire board of directors and will hold office until the next annual  meeting of shareholders  and until  their  successors  have been  elected and  qualify.  If elected,  none of the Nominees will serve in a particular  director class as the organization of the Computer Horizons Board is not classified.

                                      -13-

            We believe our Nominees,  who have no current  affiliation  with the current  Computer  Horizons Board and  management,  will increase the quality of oversight by the Computer  Horizons  Board and will  effectively  exercise their fiduciary  duties to the  shareholders.  If  elected,  the  Nominees  will cause
Computer  Horizons to retain an investment  banking firm to assist in the review of all available strategic alternatives to maximize shareholder value including, but not limited  to,  selling  the entire  company by means of a merger,  tender offer or otherwise to the highest  bidder,  divesting  or  spinning-off  all the assets of the  Company on a tax  efficient  basis or  continuing  to operate the
Company and  divesting  or  spinning-off  its  non-core  assets.  If this is not successful,  the Nominees will seek to maximize the Company's  profitability  by cutting  costs,  pursuing  internal  growth  and/or  using  its  excess  cash to repurchase its undervalued  Shares.  The Committee has not made a decision as to whether there will be any change in  management if the Nominees are elected.  If the Nominees are elected,  they will make a decision  based on an  evaluation of each  management  position  on a case  by case  basis.  The  termination  of any employee  could trigger  certain change of control  obligations.  See "Change of
Control Provisions."

THE NOMINEES

            The  following  information  sets  forth  the  name,  age,  business address, present principal occupation,  and employment and material occupations, positions,  offices,  or  employments  for the  past  five  years of each of the
Nominees.  Each of the  Nominees  is a citizen of the United  States of America, except for Mr. van Rijn who is a citizen of the Netherlands.

            ERIC  ROSENFELD  (AGE 48) has served as the  managing  member of the general partner of Crescendo Partners,  L.P., a New York-based  investment firm, since November 1998. During this time, he has also served as the managing member of the general partner of Crescendo  Partners II L.P., an affiliate of Crescendo
Partners,  L.P.  that also invests in  securities.  Mr.  Rosenfeld has served as
Chairman  of the Board,  Chief  Executive  Officer  and  President  of  Arpeggio
Acquisition  Corporation,  a company currently seeking an acquisition candidate, since June  2004.  Mr.  Rosenfeld  has  served as  Chairman  of the Board of CPI
Aerostructures,  Inc., an American Stock Exchange-listed  company engaged in the contract  production of structural  aircraft  parts  principally  for the United
States Air Force and other  branches of the U.S.  armed forces,  since July 2005 and as Chairman of its  Strategic  Planning  Committee  since April 2003. He has
served  as  a  director  of  Sierra  Systems   Group,   Inc.,  a  Toronto  Stock
Exchange-listed  information  technology,   management  consulting  and  systems
integration  firm  based in  Canada,  since  October  2003.  He has  served as a director of Emergis Inc., a Toronto Stock  Exchange-listed  company that enables the  electronic  processing  of  transactions  in  the  Finance  and  Healthcare industries,  since  July  2004.  He  has  also  served  as  a  director  of  Hip
Interactive,  a Toronto  Stock  Exchange-listed  company  that  distributes  and develops electronic entertainment products, from November 2004 to July 2005. Mr.
Rosenfeld served as a director of AD OPT Technologies  Inc., which was a Toronto
Stock Exchange-listed company, from April 2003 to November 2004, when it was

                                      -14-

acquired  by Kronos  Inc.  Mr.  Rosenfeld  served as a director  and head of the
Special Committee of Pivotal  Corporation,  a Canadian-based  customer relations management  software company,  from July 2003 to February 2004, when it was sold to chinadotcom.  He was also Chairman of the Board of Spar Aerospace  Limited, a company that provides repair and overhaul  services for aircraft and helicopters used by  governments  and commercial  airlines,  from May 1999 to November 2001, when it was sold to L-3  Communications.  From 1985 to 1998, Mr. Rosenfeld was a
Managing  Director at CIBC  Oppenheimer,  a  financial  services  firm,  and its predecessor company Oppenheimer & Co., Inc. Mr. Rosenfeld is a regular guest lecturer  at  Columbia  Business  School  and has served on  numerous  panels at
Queen's University Business Law School Symposia, McGill Law School and the World
Presidents'  Organization.  He has also been a regular  guest host on CNBC.  Mr.
Rosenfeld  received an M.B.A.  from  Harvard  University  and an A.B.  degree in economics from Brown  University.  The business  address of Mr.  Rosenfeld is 10
East 53rd  Street,  35th  Floor,  New  York,  New York  10022.  By virtue of his position with  Crescendo  Investments,  Mr.  Rosenfeld has the power to vote and dispose of the Shares owned by Crescendo  Partners.  Accordingly,  Mr. Rosenfeld may be  deemed  to be the  beneficial  owner of the  Shares  owned by  Crescendo
Partners.  For  information  regarding  purchases  and sales during the past two years by  Crescendo  Partners of  securities  of Computer  Horizons  that may be deemed to be beneficially owned by Mr. Rosenfeld, see Schedule I.

            KARL L. MEYER (AGE 67) was a director of Computer  Horizons from May
2003 to May 2004.  Mr.  Meyer was the  Chairman  of the Board of Ermis  Maritime
Holdings Ltd., an owner and operator of ocean going tankers,  from February 2000 to December 2004. Mr. Meyer spent his business  career in the shipping  industry before  retiring in December 2004. The business  address of Mr. Meyer is 75 West
Brother Drive,  Greenwich,  Connecticut  06830. As of the date hereof, Mr. Meyer did not  beneficially own any securities of Computer  Horizons.  For information regarding  purchases  and  sales  during  the  past two  years  by Mr.  Meyer of securities of Computer Horizons, see Schedule I.

            ROBERT  F.  WALTERS  (AGE 56) has been a  director  of  Integreo,  a business process  outsourcing (BPO) company that provides  technology-based  BPO solutions to the healthcare,  insurance,  government and commercial  industries, since  April  2004.  Mr.  Walters  was an  Executive  Vice  President  and Chief
Information  Officer of John Hancock Financial  Services,  an international life insurance and  investment  company,  from April 1995 to April 2004,  when it was acquired by  ManuLife  of Toronto,  Canada.  During  this  period,  Mr.  Walters directly managed an information  technology staff of over 1,300 employees and an annual  technology  investment of $350  million.  He served as a director of Art
Technology Group,  Inc., a Nasdaq-listed  e-business  solutions  provider,  from
April 2002 to November  2003.  From 1985 to 1995,  Mr. Walters held a variety of senior  information  technology  positions  at Citicorp,  in the US,  London and
Brussels. He was the Chief Information Officer of European technology,  managing the technology operations of businesses in 14 countries in Western Europe with a staff  of over  2,500  employees  and  close  to a  billion  dollars  of  annual technology expense.  He has significant  experience in merging the operations of companies after acquisition,  having completed over 20 such integrations.  Prior to Citibank, Mr. Walters spent 15 years in the technology and operations related functions of the banking  industry at HSBC and Banker's Trust in Buffalo and New

                                      -15-

York City. The business  address of Mr. Walters is 5 Birchwood  Lane,  Sandwich,
Massachusetts 02563. As of the date hereof, Mr. Walters did not beneficially own any securities of Computer  Horizons.  Mr. Walters has not purchased or sold any securities of Computer Horizons during the past two years.

            FRANK  J.  TANKI   (AGE  65)   served  as  a  director   of  Acceris
Communications Inc., a broad based telecommunications  company, from May 2004 to
March 2005.  Mr.  Tanki has been retired  during the past five years.  Mr. Tanki spent 36 years with  Coopers & Lybrand  (PriceWaterhouseCoopers)  and retired in
1998 as a Senior Partner in the Business Assurance practice.  During his career, he was a member of the firm's  Executive  Committee,  Director of Accounting and
SEC Technical Services and Partner-In-Charge of the New York practice group. His engagement  partner  responsibilities  included  such  clients  as AT&T,  Lucent
Technologies,  Lexmark International and Nabisco Brands. The business address of
Mr. Tanki is 247 Barnstable  Drive,  Wyckoff,  New Jersey 07481.  As of the date hereof,  Mr. Tanki did not beneficially own any securities of Computer Horizons.
Mr. Tanki has not purchased or sold any securities of Computer  Horizons  during the past two years.

            WILLEM VAN RIJN (AGE 56) has served as Senior Advisor to the founder and management  committee of Capco, an operations and technology  consulting and solutions  firm,  since August 2002.  From August 1995 to August 2002,  he was a
Senior  Partner  with  PriceWaterhouseCoopers,  and its  predecessor  Coopers  &
Lybrand, where he served  as the  Managing  Partner  of the  Japanese  financial services  consulting  practice  from 1998 to 2002 and the  global  strategy  and financial risk  management  consulting  practice from 1995 to 1998. Mr. van Rijn has advised the top  managements  of major  financial  institutions  on business strategies, with a focus on operating and technology oriented businesses. He has a deep understanding of professional  services and technology  services markets.
As an executive,  he has managed professional services and operations businesses globally, ranging in size from 1,500 to 2,500 employees. The business address of
Mr. van Rijn is 6 Bay Street, Wickford, North Kingstown,  Rhode Island 02852. As
of the date hereof,  Mr. van Rijn did not  beneficially  own any  securities  of
Computer  Horizons.  Mr. van Rijn has not  purchased or sold any  securities  of
Computer Horizons during the past two years.

            There can be no assurance  that the actions our  Nominees  intend to take as  described  above will be  implemented  if they are  elected or that the election of our Nominees will improve Computer  Horizons'  business or otherwise enhance shareholder value. Your vote to elect the Nominees does not constitute a vote in favor of our value enhancing plans for Computer  Horizons.  Your vote to elect the Nominees will have the legal effect of replacing the directors serving on the  Computer  Horizons  Board at the time of the  Special  Meeting  with our
Nominees.  Neither we (nor to our knowledge, any other person on our behalf) has made or undertaken any analysis or reports as to whether  shareholder value will be  maximized  as a  result  of  this  solicitation  or  obtained  reports  from consultants  or other  outside  parties as to whether  the  proposals  presented herein would have an effect on shareholder value. There can be no assurance that shareholder  value will be  maximized  as a result of this  solicitation  or the election of the Nominees.

                                      -16-

            The Nominees  will not receive any  compensation  from the Committee for their  services  as  directors  of Computer  Horizons.  Other than as stated
herein,  there are no arrangements or  understandings  between the Committee and any of the  Nominees  or any  other  person  or  persons  pursuant  to which the nomination described herein is to be made, other than the consent by each of the
Nominees  to be named in this  Proxy  Statement  and to serve as a  director  of
Computer Horizons if elected as such at the Special Meeting. Except as otherwise set forth herein,  none of the Nominees is a party adverse to Computer  Horizons or any of its  subsidiaries  or has a  material  interest  adverse  to  Computer
Horizons or any of its subsidiaries in any material pending legal proceedings.

            The  Committee  does not expect that the Nominees  will be unable to stand for  election,  but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed BLUE proxy card will be voted for substitute nominees. In addition,  the Committee reserves the right to nominate substitute persons if Computer Horizons makes or announces any changes to its By-Laws or takes or  announces  any other action that has, or if consummated would have, the effect of disqualifying the Nominees. In any such case, Shares  represented by the enclosed BLUE proxy card will be voted for such substitute  nominees.  The Committee  reserves the right to nominate  additional persons if Computer  Horizons  increases the size of the Computer Horizons Board above its existing size.

CHANGE OF CONTROL PROVISIONS

            According to the Management Proxy  Statement,  in the event that the
Committee's  proposals are approved and the Nominees are elected,  the following change of control obligations will be triggered:

      o     Computer Horizons is a party to non-qualified supplemental executive retirement  benefit  agreements  ("SERPs")  which contain  change of control  provisions  with  eleven  of its  employees.  In  addition,
            Computer Horizons is a party to employment  agreements which contain change of control provisions with fifteen employees some of whom are also parties to SERPs. The change of control provisions contained in these  agreements  require the payment of  specified  amounts to the individuals  who are party to them upon the  occurrence of any event constituting  a change of control of  Computer  Horizons  or at some later  date  (in the  case of  some of the  employment  agreements).
            Except as set forth below,  the change of control  provisions in the
            employment  agreements,   including  William  Murphy's  and  Michael
            Shea's,  require the payment of specified amounts to the individuals who are party to them within five days of:

            o     the end of the employment  term  specified in each  employment agreement;

            o     the  termination  of the  employee  other  than  for  cause or disability  (as  that  term  is  defined  in  each  employment agreement); or

                                      -17-

            o     the  termination by the employee for good reason.

            Good  reason is defined in each of these  employment  agreements  to mean (1) a material demotion of the employee or material decrease in the  employee's  authority or  responsibility,  (2) the failure of a successor or assign of Computer  Horizons to assume the  obligations set forth in the  employment  agreement,  (3) a breach  by  Computer
            Horizons of a term of the employment  agreement that is not cured by
            Computer  Horizons within 30 days after written notice,  or (4) if a change of control has occurred, (A) the failure of Computer Horizons
            (assuming it has the  resources) to pay to the employee a cash bonus for each fiscal year during the term of the employment  agreement at least equal to the highest bonus awarded to the employee  during any fiscal  year  ending  with the  fiscal  year in which the  change of control occurs,  or (B) the failure of Computer Horizons to continue in effect any benefit plan (or offer similar benefit plans) in which the employee or his dependents is participating immediately prior to the change of  control,  or take any action  which  would  adversely affect or decrease  the  benefits  available  to the employee or his dependents under those benefit plans (or similar plans offered after the change of control).

      o     Christopher   Parrotta's  and  R.  Gregory   Freeland's   employment
            agreements require Computer Horizons to pay to the employee,  in the event of a change of control,  at his option,  either (A) a lump sum equal to twice  his  salary  for the year in  which  the  change  of control  occurred  or (B)  the  greater  of (1) his  salary  for the remainder of the original term of the employment  agreement,  or (2)
            his salary for one year following  termination.  This amount is only payable if the employee is  terminated  without cause (as defined in his  employment  agreement)  within  90 days  following  a change of control and is payable upon termination.

      o     Kathryn Freeland's  employment  agreement requires Computer Horizons to immediately  pay her, upon a change of control,  a lump sum equal to twice  her  salary  for the year in which the  change of  control occurs.

      o     In  addition,  upon a change of  control,  the amounts due under the
            SERPs  shall be  accelerated  pursuant to the terms of the SERPs and shall be  payable  to each  employee  within  five days of the event constituting the change of control.

      o     Under the employment  agreements  and the SERPs,  various events may constitute a change of control including, when, during any period of
            24 consecutive months, the individuals who, at the beginning of such
            period,   constitute   the  board  of  directors   (the   "Incumbent
            Directors")  cease for any reason other than death to  constitute at least a majority  thereof,  provided  that a director  who was not a director at the beginning of such 24-month period shall be deemed to have  satisfied  such  24-month  requirement  (and  be an  Incumbent
            Director) if such director was elected by, or on the  recommendation of, or with the approval of, at least  two-thirds  of the  directors who then qualified as Incumbent  Directors either actually  (because they were directors at the beginning of such 24-month  period) or by prior  operation  of this  clause.  As such,  removal  of the entire
            Computer  Horizons Board would  constitute a change of control under these agreements.

      o     Pursuant  to the SERPs,  the change of control  costs which would be sustained  by Computer  Horizons  upon the  removal of the  Computer
            Horizons Board would be approximately  $9.75 million.  Additionally,
            Computer   Horizons   would  sustain  change  of  control  costs  of
            approximately $4.24 million under applicable employment  agreements.
            Change of  control  payments  under  the  SERPs  and the  employment agreements,  as well as any costs  associated  with these  payments, shall be paid by Computer Horizons.

      o     The following table summarizes the change of control payments due to
            (1) each of the persons Computer Horizons deems a participant in the solicitation and (2) all other persons.

                           CHANGE OF CONTROL PAYMENTS

                                   PAYMENTS DUE UNDER     PAYMENTS DUE
            NAME OF PARTICIPANT   EMPLOYMENT AGREEMENT     UNDER SERP         TOTAL

            William Murphy            $   895,000         $ 1,000,000     $ 1,895,000
            Michael Shea                  490,000           1,000,000       1,490,000
            Michael Caulfield             170,000           1,000,000       1,170,000
            David Reingold                175,000           1,000,000       1,175,000
            All Others                  2,510,000           5,750,000       8,260,000

            Total                     $ 4,240,000         $ 9,750,000     $13,990,000

            The above  disclosure has been  extracted from the Management  Proxy
Statement.  The  Committee  does not take  responsibility  for the  accuracy and completeness of this  information.  If the Nominees are elected,  they intend to review each of the SERPs and employment  agreements  discussed above, review all the  terms  thereof  and  evaluate  whether  the  change of  control  provisions contained  therein  have been  triggered.  Counsel  to the  Committee  is in the process of  reviewing  the SERPs and  employment  agreements  that are  publicly available and has not reached any conclusions as to their terms. If the Nominees are  elected,  a risk  exists  that  payments  may be due  under  the  SERPs and employment  agreements discussed above irrespective of whether certain employees are terminated.

            THE COMMITTEE  URGES YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON
THE ENCLOSED BLUE PROXY CARD.

                                      -18-

                           VOTING AND PROXY PROCEDURES

            Only  shareholders  of record on the Record Date will be entitled to notice of and to vote at the  Special  Meeting.  Each Share is  entitled  to one vote.  Shareholders  who sell Shares  before the Record  Date (or  acquire  them without  voting  rights  after  the  Record  Date)  may not  vote  such  Shares.
Shareholders  of record on the Record Date will retain  their  voting  rights in connection  with the Special  Meeting  even if they sell such  Shares  after the
Record Date. Based on publicly  available  information,  the Committee  believes that the only outstanding  class of securities of Computer  Horizons entitled to vote at the Special Meeting is the Shares.

            Shares  represented  by properly  executed  BLUE proxy cards will be voted  at the  Special  Meeting  as  marked  and,  in the  absence  of  specific instructions,  will be voted FOR the proposal to remove the  existing  directors serving on the Computer  Horizons  Board,  FOR the proposal to fix the number of directors  serving on the Computer  Horizons  Board at five, FOR the proposal to elect the Nominees to the Computer  Horizons Board and, in the discretion of the persons  named as proxies,  on all other matters as may properly come before the
Special Meeting.

            We are asking you to remove the  existing  directors  serving on the
Computer  Horizons  Board and  replace  them  with our  Nominees.  The  Computer
Horizons Board is soliciting proxies at the Special Meeting in opposition to our proposals.  The  participants in this  solicitation  intend to vote all of their
Shares in favor of the Nominees and the other proposals  described in this Proxy
Statement.

QUORUM

            In order to conduct any  business at the Special  Meeting,  a quorum must be present in person or represented by valid proxies.  A quorum consists of a majority of the Shares issued and  outstanding  on the Record Date. All Shares that are voted  "FOR",  "AGAINST"  or "ABSTAIN"  (or  "WITHHOLD"  in the case of election of directors) on any matter will count for purposes of  establishing  a quorum and will be treated as Shares  entitled  to vote at the  Special  Meeting
(the "Votes Present").

                                      -19-

VOTES REQUIRED FOR APPROVAL

            VOTE  REQUIRED  FOR  PROPOSALS 1 AND 2.  Approval of the proposal to remove the existing  directors  serving on the Computer  Horizons  Board and the proposal  to fix the number of members of the  Computer  Horizons  Board at five requires  the  affirmative  vote of a majority of the total  votes cast  ("Votes
Cast") by the shareholders represented and voting at the Special Meeting.

            VOTE REQUIRED FOR PROPOSAL 3. A plurality of the total Votes Cast is required for the election of the Nominees (assuming a quorum is present). A vote to  "WITHHOLD"  for any nominee  for  director  will be counted for  purposes of determining  the Votes Present,  but will have no other effect on the outcome of the vote on the election of directors.

            Shareholders  may cast  their  votes by  marking  the  ballot at the meeting or by specific  voting  instructions  sent with a signed proxy to either the  Committee in care of MacKenzie  Partners,  Inc. at the address set forth on the  back  cover of this  Proxy  Statement  or to  Computer  Horizons  at 49 Old
Bloomfield  Avenue,  Mountain Lakes, New Jersey  07046-1495 or any other address provided by Computer Horizons.

ABSTENTIONS

            Abstentions   will  count  as  Votes  Present  for  the  purpose  of
determining  whether a quorum is  present.  Abstentions  will not be  counted as
Votes Cast on any proposal set forth in this Proxy Statement.  Accordingly,  the
Committee  believes  that  abstentions  will have no effect  upon the outcome of voting on the proposals set forth in this Proxy Statement.

DISCRETIONARY VOTING

            Shares held in "street name" and held of record by banks, brokers or nominees  may not be  voted  by such  banks,  brokers  or  nominees  unless  the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

            Shareholders  of Computer  Horizons may revoke their  proxies at any time prior to exercise  by  attending  the Special  Meeting and voting in person
(although attendance at the Special Meeting will not in and of itself constitute revocation  of a proxy) or by  delivering a written  notice of  revocation.  The delivery  of a  subsequently  dated  proxy  which  is  properly  completed  will constitute a revocation of any earlier  proxy.  The  revocation may be delivered either to the Committee in care of MacKenzie  Partners,  Inc. at the address set forth on the back cover of this Proxy  Statement  or to Computer  Horizons at 49
Old  Bloomfield  Avenue,  Mountain  Lakes,  New Jersey  07046-1495  or any other address  provided by Computer  Horizons.  Although a revocation  is effective if delivered to Computer Horizons,  the Committee requests that either the original or photostatic  copies of all  revocations be mailed to the Committee in care of
MacKenzie  Partners,  Inc.  at the  address  set forth on the back cover of this
Proxy  Statement so that the Committee will be aware of all  revocations and can

                                      -20-

more  accurately  determine  if and when  proxies  have been  received  from the holders of record on the Record  Date of a majority of the  outstanding  Shares.
Additionally,  MacKenzie  Partners,  Inc.  may use this  information  to contact shareholders  who have  revoked  their  proxies in order to solicit  later dated proxies for the proposals described herein.

IF YOU WISH TO VOTE FOR THE  PROPOSAL  TO REMOVE  THE  DIRECTORS  SERVING ON THE
COMPUTER HORIZONS BOARD AT THE TIME OF THE SPECIAL MEETING,  FOR THE PROPOSAL TO
FIX THE NUMBER OF DIRECTORS  SERVING ON THE COMPUTER HORIZONS BOARD AT FIVE, AND
FOR THE PROPOSAL TO ELECT THE NOMINEES TO THE COMPUTER  HORIZONS  BOARD,  PLEASE
SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE  POSTAGE-PAID
ENVELOPE PROVIDED.

                                      -21-

                             SOLICITATION OF PROXIES

            The  solicitation  of proxies  pursuant to this Proxy  Statement  is being  made by the  Committee.  Proxies  may be  solicited  by mail,  facsimile, telephone,  telegraph,  in person and by advertisements.  The Committee will not solicit proxies via the Internet.

            The  Committee  has entered into an oral  agreement  with  MacKenzie
Partners,  Inc. for solicitation  and advisory  services in connection with this solicitation,  for which  MacKenzie  Partners,  Inc.  will  receive a fee not to exceed $50,000.00,  together with reimbursement for its reasonable out-of-pocket expenses.  MacKenzie  Partners,  Inc.  will solicit  proxies  from  individuals, brokers, banks, bank nominees and other institutional holders. The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all  solicitation  materials to the  beneficial  owners of the Shares they hold of record. The Committee will reimburse these record holders for their reasonable  out-of-pocket expenses in so doing. It is anticipated that MacKenzie
Partners,  Inc.  will  employ  approximately  25  persons  to  solicit  Computer
Horizons' shareholders for the Special Meeting.

            The entire  expense  of  soliciting  proxies  is being  borne by the
Committee  pursuant to the terms of the Joint Filing and Solicitation  Agreement
(as  described  below).  Costs of this  solicitation  of proxies  are  currently estimated to be approximately $125,000.00.  The Committee estimates that through the  date  hereof,  its  expenses  in  connection  with  this  solicitation  are approximately $40,000.00.

                          OTHER PARTICIPANT INFORMATION

            Each member of the Committee is a participant in this  solicitation.
Eric  Rosenfeld is the  Managing  Member of  Crescendo  Investments,  a Delaware
limited  liability  company,  which in turn is the general  partner of Crescendo
Partners,  a Delaware  limited  partnership.  The  principal  occupation  of Mr.
Rosenfeld is serving as the managing  member of  Crescendo  Investments  and the managing  member of the  general  partner of  Crescendo  Partners,  L.P.,  whose principal  business  is  investing  in  securities.  The  principal  business of
Crescendo  Investments is acting as the general  partner of Crescendo  Partners.
The principal  business of Crescendo  Partners is investing in  securities.  The principal  business address of Mr. Rosenfeld,  Crescendo  Partners and Crescendo
Investments is 10 East 53rd Street,  35th Floor, New York, New York 10022. As of
the date hereof, Crescendo Partners is the beneficial owner of 2,401,600 Shares.
Eric Rosenfeld and Crescendo  Investments may be deemed to beneficially  own the
Shares held by Crescendo  Partners by virtue of their affiliation with Crescendo
Partners and each  disclaims  beneficial  ownership of such Shares except to the extent of their pecuniary  interest therein.  Richard L. Scott is the trustee of
FAS Trust. The principal occupation of Mr. Scott is investing in securities. Mr.
Scott is also the  President  and sole  member of RLS  Investments,  a  Delaware limited liability company. The principal business of RLS Investments is managing the assets of FAS Trust,  RLS Trust and  Family  Trust.  Stephen T. Braun is the
trustee of RLS Trust and Family Trust. The principal  occupation of Mr. Braun is serving as a member of the law firm of Boult Cummings Conners & Berry,  PLC. The principal business address of Mr. Scott, FAS Trust, RLS Trust,  Family Trust and
RLS  Investments is 700 11th Street S, Suite 101,  Naples,  Florida  34102.  The
principal  business  address of Mr. Braun is c/o Boult Cummings Conners & Berry,

                                      -22-

PLC, 1600 Division Street, Suite 700, Nashville, Tennessee 37203. As of the date hereof,  FAS Trust is the beneficial  owner of 333,996 Shares,  RLS Trust is the beneficial owner of 305,481 Shares,  and Family Trust is the beneficial owner of
185,523 Shares.  Mr. Scott may be deemed to beneficially  own the Shares held by
FAS Trust by virtue of his power to vote and dispose of such  Shares.  Mr. Braun may be  deemed  to  beneficially  own the  Shares  held by each of RLS Trust and
Family  Trust by virtue of his power to vote and  dispose  of such  Shares.  Mr.
Braun disclaims  beneficial ownership of the Shares held by RLS Trust and Family
Trust.  Except as set forth in this  Proxy  Statement,  no  participant  in this solicitation  has a  substantial  interest,  direct  or  indirect,  by  security holdings or otherwise, in any matter to be acted on at the Special Meeting.

            On July 22, 2005, Crescendo Partners,  Crescendo  Investments,  Eric
Rosenfeld,  FAS Trust, RLS Trust, Family Trust,  Richard L. Scott and Stephen T.
Braun  entered into a Joint Filing and  Solicitation  Agreement in which,  among other  things,  (a) the parties  agreed to the joint filing on behalf of each of them of  statements  on Schedule 13D with respect to the  securities of Computer
Horizons  to the extent  required  under  applicable  securities  laws,  (b) the parties agreed not to, directly or indirectly, offer, sell, dispose of, transfer or hypothecate  any securities of the Company  without the prior written consent of each of the parties,  (c) the parties  agreed to form the  Committee  for the purpose of soliciting proxies or written consents in opposition to the Company's proposals in connection  with the proposed  Merger as well as in connection with the proposed  calling of a special  meeting of  shareholders to remove up to all the existing directors serving on the Computer Horizons Board and replacing them with new  directors,  and voting in favor of and  soliciting  proxies or written consents in favor of such  proposals  (the  "Solicitations"),  and (d) Crescendo
Partners,  FAS Trust,  RLS Trust and Family  Trust  agreed to pay  directly  all expenses  incurred in connection with the  Committee's  activities on a pro rata basis based on the number of Shares held by such  entities on the date  thereof.
On August 18, 2005, the Joint Filing and  Solicitation  Agreement was amended to include Karl L. Meyer,  Robert F. Walters,  Frank J. Tanki,  Willem van Rijn and
RLS Investments as parties thereto.  The Committee intends to seek reimbursement from  Computer  Horizons  of all  expenses  it  incurs  in  connection  with the
Solicitations.  The  Committee  does not intend to submit the  question  of such reimbursement to a vote of security  holders of the Company.  Pursuant to letter agreements dated August 18, 2005,  Crescendo Partners and RLS Investments agreed to indemnify each of Messrs. Meyer,  Walters,  Tanki and van Rijn against claims arising from the solicitation of proxies from Computer Horizons' shareholders at the Special  Meeting  and any related  transactions.  RLS  Investments  became a participant in the solicitation relating to the Special Meeting solely by virtue of its agreement to indemnify  Messrs.  Meyer,  Walters,  Tanki and van Rijn and does not have any other direct involvement in such solicitation.

            Except as set forth in this Proxy Statement (including the Schedules hereto),  (i) during the past 10 years, no participant in this  solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);  (ii) no participant in this solicitation  directly or indirectly beneficially owns any securities of Computer  Horizons;  (iii) no participant in this  solicitation  owns any securities of Computer  Horizons which are owned of record  but not  beneficially;  (iv) no  participant  in this  solicitation  has purchased or sold any securities of Computer Horizons during the past two years;
(v) no part of the purchase  price or market value of the securities of Computer
Horizons owned by any  participant in this  solicitation is represented by funds borrowed or  otherwise  obtained  for the purpose of  acquiring  or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract,  arrangements  or  understandings  with any person with respect to any securities of Computer Horizons,  including, but not limited to,  joint  ventures,  loan or option  arrangements,  puts or calls,  guarantees against  loss or  guarantees  of profit,  division of losses or profits,  or the giving or withholding of proxies;  (vii) no associate of any participant in this solicitation  owns  beneficially,  directly or  indirectly,  any  securities  of

                                      -23-

Computer Horizons; (viii) no participant in this solicitation owns beneficially, directly or  indirectly,  any securities of any parent or subsidiary of Computer
Horizons;  (ix) no participant in this solicitation or any of his/its associates was a party to any  transaction,  or series of similar  transactions,  since the beginning of Computer Horizons' last fiscal year, or is a party to any currently proposed  transaction,  or series of  similar  transactions,  to which  Computer
Horizons or any of its subsidiaries was or is to be a party, in which the amount involved  exceeds  $60,000;  (x) no participant in this  solicitation  or any of his/its  associates has any  arrangement or  understanding  with any person with respect to any future employment by Computer Horizons or its affiliates, or with respect to any future  transactions  to which  Computer  Horizons  or any of its affiliates  will  or  may  be  a  party;  and  (xi)  no  person,  including  the participants  in  this  solicitation,  who  is a  party  to  an  arrangement  or understanding  pursuant to which the  Nominees  are proposed to be elected has a substantial  interest,  direct or indirect, by security holdings or otherwise in any matter to be acted on at the Special Meeting.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

            The members of the  Computer  Horizons  Board will  solicit  proxies against the  Committee's  proposals  at the Special  Meeting and will  furnish a proxy statement in connection with their solicitation. THE COMMITTEE HAS OMITTED
FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE  REQUIRED BY APPLICABLE LAW THAT IS
ALREADY INCLUDED IN THE MANAGEMENT PROXY  STATEMENT.  THIS DISCLOSURE  INCLUDES,
AMONG OTHER  THINGS,  CURRENT  BIOGRAPHICAL  INFORMATION  ON COMPUTER  HORIZONS'
CURRENT DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AN ANALYSIS OF
CUMULATIVE  TOTAL  RETURNS ON AN INVESTMENT IN SHARES DURING THE PAST FIVE YEARS
AND DEADLINES AND PROCEDURES FOR SUBMITTING PROPOSALS AT COMPUTER HORIZONS' NEXT
ANNUAL MEETING OF SHAREHOLDERS  UNDER RULE 14A-8 OF THE SECURITIES  EXCHANGE ACT
OF 1934,  AS  AMENDED,  AND OUTSIDE THE  PROCESSES  OF RULE 14A-8.  SHAREHOLDERS
SHOULD  REFER TO THE  MANAGEMENT  PROXY  STATEMENT  TO REVIEW  THIS  DISCLOSURE.
Although we do not have any knowledge  indicating that any statement made by the
Committee herein is untrue, we do not take any  responsibility  for the accuracy or completeness of statements  taken from public documents and records that were not  prepared  by or on our behalf,  or for any failure by Computer  Horizons to
disclose   events  that  may  affect  the   significance  or  accuracy  of  such
information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of Computer Horizons.

                                      -24-

            The information concerning Computer Horizons contained in this Proxy
Statement  and the  Schedules  attached  hereto has been taken from, or is based upon, publicly available information.

                                    THE COMPUTER HORIZONS FULL VALUE COMMITTEE

                                    September 15, 2005

                                      -25-

                                   SCHEDULE I

                 TRANSACTIONS IN SECURITIES OF COMPUTER HORIZONS
                            DURING THE PAST TWO YEARS

   CLASS                 QUANTITY            PRICE PER              DATE OF
OF SECURITY        PURCHASED / (SOLD)        SHARE ($)         PURCHASE / (SALE)
-----------        ------------------        ---------         -----------------

                      CRESCENDO PARTNERS II L.P., SERIES R
--------------------------------------------------------------------------------
Common Stock            23,100               2.9016                05/31/05
Common Stock           174,000               3.0155                06/01/05
Common Stock              (200)              3.0250               (06/01/05)
Common Stock            25,000               2.9939                06/02/05
Common Stock            23,400               3.0342                06/03/05
Common Stock            49,600               3.0488                06/06/05
Common Stock            15,900               3.0500                06/07/05
Common Stock           182,600               3.0582                06/08/05
Common Stock            12,500               3.0499                06/08/05
Common Stock             8,900               3.0500                06/09/05
Common Stock           223,300               3.0996                06/10/05
Common Stock            33,400               3.1272                06/13/05
Common Stock            (2,000)              3.3800               (06/16/05)
Common Stock           575,000               3.4000                06/17/05
Common Stock           100,000               3.3987                06/20/05
Common Stock           194,000               3.0821                07/13/05
Common Stock           400,000               3.3100                07/15/05
Common Stock            40,000               3.3300                07/19/05
Common Stock            21,300               3.2843                07/20/05
Common Stock           200,000               3.3923                07/21/05
Common Stock           101,800               3.4000                07/21/05

                         RICHARD L. SCOTT FLORIDA TRUST*
--------------------------------------------------------------------------------
Common Stock             50,000              3.5990                12/10/03
Common Stock            100,000              4.2989                02/20/04

                                      -26-

   CLASS                 QUANTITY            PRICE PER              DATE OF
OF SECURITY        PURCHASED / (SOLD)        SHARE ($)         PURCHASE / (SALE)
-----------        ------------------        ---------         -----------------

Common Stock              3,875              4.2465                03/03/04
Common Stock                566              4.2500                03/04/04
Common Stock              2,340              4.2948                03/09/04
Common Stock              3,900              3.3914                05/24/04
Common Stock             (1,400)             3.8000               (10/11/04)
Common Stock             (1,200)             3.8000               (10/12/04)
Common Stock             (1,300)             3.7710               (10/13/04)
Common Stock               (800)             3.7500               (10/29/04)
Common Stock               (500)             3.7431               (11/03/04)
Common Stock            172,000              3.0500                06/08/05
Common Stock           (172,000)             3.0600               (06/08/05)
Common Stock           (100,000)             3.3100               (07/15/05)
Common Stock            250,000              3.3000                07/19/05

                         F. ANNETTE SCOTT FLORIDA TRUST*
--------------------------------------------------------------------------------
Common Stock             50,000              3.5750                12/08/03
Common Stock              3,400              4.2388                02/23/04
Common Stock             12,300              4.2377                02/24/04
Common Stock             39,400              4.2540                02/25/04
Common Stock              4,400              4.2400                02/27/04
Common Stock             18,500              4.2372                03/01/04
Common Stock             16,102              4.3000                03/08/04
Common Stock             12,085              4.2728                03/10/04
Common Stock             16,187              4.2947                03/11/04
Common Stock              7,400              4.2757                03/12/04
Common Stock             39,019              4.2298                03/15/04
Common Stock              2,700              4.1000                04/06/04
Common Stock             11,243              4.0736                04/07/04
Common Stock                110              4.1000                04/08/04

                                      -27-

   CLASS                 QUANTITY            PRICE PER              DATE OF
OF SECURITY        PURCHASED / (SOLD)        SHARE ($)         PURCHASE / (SALE)
-----------        ------------------        ---------         -----------------

Common Stock             10,000              4.0986                04/12/04
Common Stock             10,852              4.0668                04/13/04
Common Stock             10,000              4.0346                04/14/04
Common Stock             11,182              3.9900                04/16/04
Common Stock             12,500              3.9596                04/19/04
Common Stock              3,838              3.9624                04/20/04
Common Stock              4,712              3.9598                04/22/04
Common Stock              6,082              3.9692                04/23/04
Common Stock             19,555              3.9473                04/26/04
Common Stock             11,129              3.8362                04/29/04
Common Stock             13,600              3.6083                04/30/04
Common Stock              6,000              3.3713                05/05/04
Common Stock              1,500              3.2433                05/06/04
Common Stock             (1,600)             3.7521               (10/13/04)
Common Stock             (2,812)             3.7500               (11/01/04)
Common Stock               (950)             3.7431               (11/03/04)
Common Stock            (16,026)             3.7413               (11/05/04)
Common Stock            (14,212)             3.8620               (11/30/04)
Common Stock                900              3.0800                04/08/05
Common Stock              2,100              3.0800                04/12/05
Common Stock             30,000              3.3500                07/15/05
Common Stock             54,000              3.3575                07/15/05
Common Stock           (300,000)             3.3100               (07/15/05)
Common Stock            105,137              3.3870                07/18/05
Common Stock             66,819              3.3893                07/18/05
Common Stock             36,814              3.3359                07/19/05
Common Stock             20,030              3.3920                07/21/05

                                      -28-

   CLASS                 QUANTITY            PRICE PER              DATE OF
OF SECURITY        PURCHASED / (SOLD)        SHARE ($)         PURCHASE / (SALE)
-----------        ------------------        ---------         -----------------

                     SCOTT FAMILY FLORIDA PARTNERSHIP TRUST*
--------------------------------------------------------------------------------
Common Stock               609               3.6000                12/11/03
Common Stock           100,000               4.2920                02/19/04
Common Stock            23,817               4.1507                03/16/04
Common Stock            52,226               3.9941                04/15/04
Common Stock             3,871               3.9092                04/27/04
Common Stock             5,000               3.9086                04/28/04

                                  KARL L. MEYER
--------------------------------------------------------------------------------
Stock Option**      10,000 at $4.68         Director               06/04/03
                      per share          Compensation

Stock Option**      10,000 at $3.92         Director               01/01/04
                      per share          Compensation

--------------------------------------------------------------------------------

                        RICHARD L. SCOTT INVESTMENTS, LLC
--------------------------------------------------------------------------------
                                      NONE

                          CRESCENDO INVESTMENTS II, LLC
--------------------------------------------------------------------------------
                                      NONE

                                 ERIC ROSENFELD
--------------------------------------------------------------------------------
                                      NONE

                                RICHARD L. SCOTT
--------------------------------------------------------------------------------
                                      NONE

                                STEPHEN T. BRAUN
--------------------------------------------------------------------------------
                                      NONE

                                      -29-

                                ROBERT F. WALTERS
--------------------------------------------------------------------------------
                                      NONE

                                 FRANK J. TANKI
--------------------------------------------------------------------------------
                                      NONE

                                 WILLEM VAN RIJN
--------------------------------------------------------------------------------
                                      NONE

-------------------

*    Includes transactions effected by predecessor trusts.

**   Options have expired.

                                      -30-

                                   SCHEDULE II

               THE FOLLOWING TABLE IS REPRINTED FROM THE COMPANY'S
               PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED
       WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2005.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

            The following table presents certain information with respect to the beneficial  ownership of shares of the Company's common stock (its only class of voting securities) on September 12,  2005  (except as noted  otherwise),  by (a)
persons  owning more than 5% of such shares,  (b) each  director,  (c) the named executive officers  identified in the Company's Summary  Compensation Table, and
(d) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as being owned by such person.

                                                     Amount Beneficially
                                                          Owned(1)(2)           Percent of
Name and Address of Beneficial Owner              as of September 12, 2005        Class
------------------------------------              ------------------------        -----

William J. Murphy                                          241,476                   (3)
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

Michael J. Shea                                            144,948                   (3)
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

John E. Ferdinandi                                           1,667                   (3)
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

William M. Duncan                                           75,000                   (3)
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

Earl L. Mason                                              100,000                   (3)
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

William J. Marino                                           47,300                   (3)
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

Eric P. Edelstein                                           35,000                   (3)
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

                                      -31-

Edward J. Obuchowski                                        35,000                   (3)
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

All directors and executive officers as a group            660,291 (4)             2.20%
(nine persons)

Dimensional Fund Advisors, Inc                           1,957,883 (5)             6.25%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Royce and Associates, LLC                                2,606,600 (6)             8.32%
1414 Avenue of the Americas
New York, NY 10019

Group comprised of                                       3,226,600 (7)             10.3%
    Crescendo Partners, II, L.P., Series R
    Crescendo Investments II, LLC
    Eric Rosenfeld
        10 East 53rd Street, 35th Floor
        New York, NY 10022
    F. Annette Scott Florida Trust
    Richard L. Scott Florida Trust
    Scott Family Florida Partnership Trust
    Richard L. Scott
        700 11th Street S, Suite 101
        Naples, FL 34102
    Stephen T. Braun
        c/o Boult Cummings Conners & Berry, PLC
              1600 Division Street, Suite 700
              Nashville, TN 37203
    The Computer Horizons Full Value Committee

(1)  Except as  otherwise  indicated,  each  person  possesses  sole  voting and investment  power over the shares shown above.  Includes shares that can be purchased by exercising options which were exercisable, or can be exercised within 60 days of, the record date.

(2)  Includes  340,159 shares  issuable upon exercise of options to purchase the
     Company's  common  stock  as  follows:   Murphy,  203,867;  Shea,  131,292;
     Ferdinandi,   5,000;  Duncan,   70,000;  Mason,  60,000;   Marino,  40,000;
     Edelstein, 20,000; Obuchowski, 20,000.

(3)  Less than 1%.

                                      -32-

(4)  Includes  all shares  issuable  upon  exercise of options to  purchase  the
     Company's common stock, included in Note 2.

(5)  As reported in its Schedule 13G, dated February 9, 2005,  Dimensional  Fund
     Advisors,  Inc. has sole voting and dispositive power over 1,957,883 shares of Company  common stock with no shared voting power or shared  dispositive power.

(6)  As  reported  in its  Schedule  13G,  dated  January  24,  2005,  Royce and
     Associates, LLC has sole voting and dispositive power over 2,606,600 shares of the  Company's  common  stock  with no  shared  voting  power or  shared dispositive power.

(7)  As reported in its Schedule 13D, dated July 22, 2005, a group  comprised of
     Crescendo Partners II L.P.,  Series R, Crescendo  Investments II, LLC, Eric
     Rosenfeld,  F. Annette Scott Florida Trust, Richard L. Scott Florida Trust,
     Scott Family Florida Partnership Trust,  Richard L. Scott, Stephen T. Braun
     and the Computer  Horizons Full Value Committee  stated that as of July 22,
     2005 the group has  beneficial  ownership of 10.3% of the Company's  common stock with each  of  Crescendo  Partners II  L.P.,  Series R and  Crescendo
     Investments  II, LLC and Eric Rosenfeld  having sole voting and dispositive power over  2,401,600  shares of the  Company's  common  stock;  each of F.
     Annette  Scott  Florida  Trust and Richard L. Scott  having sole voting and dispositive  power over 333,996 shares of Company common stock;  Richard L.
     Scott Florida Trust having sole voting and  dispositive  power over 305,481 shares of the Company's  common  stock;  Scott Family  Florida  Partnership
     Trust having sole voting and  dispositive  power over 185,523 shares of the
     Company's common stock; Stephen T. Braun having sole voting and dispositive power over 491,004  shares of the  Company's  common stock and the Computer
     Horizons Full Value Committee having sole voting and dispositive power over
     3,226,600 shares of the Company's common stock.

                                      -33-

                                    IMPORTANT

            Tell your Board what you think!  Your vote is  important.  No matter how many Shares you own,  please give the Committee  your proxy FOR the proposal to remove all the existing directors serving on the Computer Horizons Board, FOR the  proposal to fix the number of directors  serving on the  Computer  Horizons
Board at five, and FOR the proposal to elect the Nominees by taking three steps:

            o    SIGNING the enclosed BLUE proxy card,

            o    DATING the enclosed BLUE proxy card, and

            o    MAILING  the  enclosed  BLUE proxy  card TODAY in the  envelope provided  (no  postage  is  required  if mailed  in the  United
                 States).

            If any of your  Shares  are  held in the name of a  brokerage  firm, bank, bank nominee or other  institution,  only it can vote such Shares and only upon receipt of your  specific  instructions.  Accordingly,  please  contact the person responsible for your account and instruct that person to execute the BLUE proxy card  representing  your  Shares.  The  Committee  urges you to confirm in writing your instructions to the Committee in care of MacKenzie  Partners,  Inc.
at the  address  provided  below  so that  the  Committee  will be  aware of all instructions  given  and can  attempt  to  ensure  that  such  instructions  are followed.

            If you have any  questions  or require  any  additional  information concerning this Proxy Statement,  please contact MacKenzie Partners, Inc. at the address set forth below.

                                    MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                           proxy@mackenziepartners.com

                                       or
                          CALL TOLL FREE (800) 322-2885

                             COMPUTER HORIZONS CORP.

                         SPECIAL MEETING OF SHAREHOLDERS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE
                                (the "Committee")

                THE BOARD OF DIRECTORS OF COMPUTER HORIZONS CORP.
                          IS NOT SOLICITING THIS PROXY

                                    P R O X Y

The  undersigned  appoints Eric  Rosenfeld  and Mark Harnett,  and each of them, attorneys  and  agents  with full  power of  substitution  to vote all shares of common stock of Computer  Horizons Corp. (the  "Company")  which the undersigned would be  entitled  to vote if  personally  present  at the  Special  Meeting of
Shareholders of the Company,  and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the "Special Meeting").

The undersigned  hereby revokes any other proxy or proxies  heretofore  given to vote or act with  respect to the shares of common  stock of the Company  held by the  undersigned,  and hereby  ratifies and confirms all action the herein named attorneys and proxies,  their  substitutes,  or any of them may lawfully take by virtue hereof.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE,  THIS
PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

1.          The  Committee's  proposal  to  remove  all the  existing  directors serving on the Company's Board of Directors without cause.

                 FOR                 AGAINST              ABSTAIN
                 [ ]                   [ ]                  [ ]

2.          The  Committee's  proposal  to fix  the  number  of  members  of the
            Company's Board of Directors at five.

                 FOR                 AGAINST              ABSTAIN
                 [ ]                   [ ]                  [ ]

3.          The Committee's  proposal to elect its slate of director nominees to the Company's Board of Directors.
                                                                     WITHHOLD
                                                                    AUTHORITY
                                           FOR                     TO VOTE FOR
NOMINEE                                  NOMINEE                     NOMINEE

(a) Eric Rosenfeld                        [ ]                         [ ]

(b) Karl L. Meyer                         [ ]                         [ ]

(c) Robert F. Walters                     [ ]                         [ ]

(d) Frank J. Tanki                        [ ]                         [ ]

(e) Willem van Rijn                       [ ]                         [ ]

THE  EFFECTIVENESS  OF EACH OF THE  ABOVE  PROPOSALS  IS  CONDITIONED  UPON  THE
EFFECTIVENESS OF THE OTHER PROPOSALS.

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN  SHARES  ARE HELD  JOINTLY,  JOINT  OWNERS  SHOULD  EACH  SIGN.  EXECUTORS,
ADMINISTRATORS,  TRUSTEES,  ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.
PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.